Exhibit 99.1

Contact Information:
Dan Hamilton
Director of Corporate Communications
Alternate Energy Holdings, Inc.
Tel: (208) 939-9311
Email: dan@aehipower.com

AEHI Board of Directors Elects Retired Navy Rear Admiral and Payette Businessman to Serve on the Company's Board

BOISE, IDAHO – February 22, 2012:  Alternate Energy Holdings, Inc. (OTC:AEHI.PK; www.aehipower.com) announced today that the company elected RADM Michael T. Coyle (Ret) and James Ryan Holt to the Board of Directors.

Both men are highly qualified in regards to their respective expertise.  They also live in Idaho and therefore bring a local perspective to the Board.

Michael T. Coyle (Ret) had a 33-year career as a United States Naval Officer, achieving the rank of Rear Admiral.  He also has extensive experience in operations, engineering and maintenance of nuclear and conventional power systems.  Coyle has maintained executive positions at Hanford Waste Treatment Plant, Exelon Nuclear, Nuclear Energy Institute (NEI) and Nuclear Management Company (NMC), just to name a few.  He has 11 years as a senior manager and executive in commercial nuclear power and nearly 3 years as a Department of Energy (DOE) contractor.

James Ryan a Holt is a well-respected businessman in Payette County, Idaho and has been a long-time supporter of AEHI's plans to build a nuclear power plant in Payette County.  He comes from a lengthy sales-oriented background, in which he largely worked in the telecommunications industry for company's like MCI Communications, McCaw Communications, and Cellular One.  Holt since transitioned into the insurance industry and maintains his own practice in Fruitland, Idaho.

"I am very excited to see these two men accept invitations to the Board of Directors.  They have a great deal of experience that I believe can only help AEHI grow.  It was also very important that we bring a local flavor to the Board, which I believe these men accomplish.  They are well known and highly respected in the community and should prove to be invaluable additions to our already stellar Board of Directors," said Don Gillispie, AEHI President and CEO.

Coyle and Holt replace John Franz and Ralph Beedle, who retired after more than five years of service with the company.

"Franz and Beedle will be greatly missed.  Their service has been invaluable in guiding AEHI and helping to accomplish some remarkable goals, which includes an historic local approval to build a nuclear power plant in Idaho.  We wish them the best in their future endeavors," said Gillispie.

About Alternate Energy Holdings, Inc. (http://www.aehipower.com) -- Alternate Energy Holdings develops and markets innovative carbon-free energy sources. The company is the nation's only publicly traded independent nuclear power plant developer seeking to build a new nuclear power plant; Idaho Energy Complex is the lead project. Other business units include Energy Neutral(R), which reduces energy demands for homes and businesses using primarily renewables (http://www.energyneutralinc.com) and Green World Water(TM), which markets nuclear desalination reactors primarily to developing countries for production of potable water, power generation and other suitable applications (http://www.greenworld-h2o.com).

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Alternative Energy Holdings’, intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The forward-looking statements involve risks and uncertainties including, but not limited to, the risk the company may not raise sufficient money to fund the costs and expenses of the COLA application process, the risk that the company may experience delays in the COLA application process and the risk that the COLA application will not receive regulatory approval. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the fiscal year ended December 31, 2010. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Alternate Energy Holdings, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.